U.S.B. HOLDING CO., INC.

AMENDED & RESTATED SEVERANCE PLAN

SECTION 1. ESTABLISHMENT OF PLAN

U.S.B. Holding Co., Inc. (the "Company"), hereby amends and restates this Severance Plan (the "Plan"). The Amendment and Restatement shall become effective as of July 25, 2007 (the "Effective Date"). For purposes of this Plan, the term Company shall include all wholly-owned subsidiaries of U.S.B. Holding Co., Inc., including but not limited to Union State Bank and U.S.B. Financial Services, Inc.

SECTION 2. PURPOSE OF PLAN

The purposes of the Plan are to:

(a) attract and retain capable people;

(b) address the concerns of the Company's employees (as hereinafter defined) regarding job security; and

(c) help ensure that the employees receive the benefits which they legitimately expect in the normal course of their employment.

SECTION 3. DEFINITION OF EMPLOYEES - ELIGIBILITY

3.1 DEFINITION OF EMPLOYEES/STATUS

For purposes of this Plan, the term "Employees" shall mean all full-time exempt and nonexempt common law Employees of the Company immediately prior to a Change in Control (as hereinafter defined), including full time Employees currently on an approved leave of absence – other than long-term disability. For Employees employed by more than one company or subsidiary, Employee status shall be determined by the Company or subsidiary for which the Employee receives the highest amount of compensation at the time of an Activation Event (as hereinafter defined).

3.2 ELIGIBILITY

All Employees shall participate in the Plan (the "Participants"), provided, however, that (i) no Employee shall participate in this Plan while such person is covered by an Employment Agreement, which provides for severance payments in connection with a Change in Control (as hereinafter defined); (ii) no person who is not an Employee at the time of the occurrence of a Change in Control shall become a Participant thereafter; and (iii) no Employees who are Participants at the time of the occurrence of a Change in Control shall cease participation without their written consent.

SECTION 4. DEFINITION OF CHANGE IN CONTROL - ACTIVATION EVENT

4.1 CHANGE IN CONTROL

A Change in Control of the Company ("Change in Control") shall be deemed to have occurred upon the happening of any of the following events:

(a) approval by the stockholders of the Company of a transaction that is ultimately consummated and results in the reorganization, merger or consolidation of the Company with one or more other persons other than a transaction following which:

(i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which ultimately results in such an acquisition;

(c) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan which ultimately results in such liquidation or dissolution;

(d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

(i) individuals who were members of the Board of Directors of the Company on the date of this Plan; or

(ii) individuals who first became members of the Board of Directors of the Company after the date of this Plan either;

(A) upon election to serve as a member of the Board of Directors of the Company by affirmative vote of three-quarters of the members of such Board in office at the time of such first election; or

(B) upon election by the stockholders to serve as a member of the Board of Directors of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee hereof, in office at the time of such first nomination;

provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, by the Company or by any employee benefit plan maintained by the Company. For purposes of this Section 4.1, the term "person" shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act. The date of a Change in Control shall be the date upon which the transaction or event resulting in such Change in Control is actually consummated.

4.2 ACTIVATION EVENT

For purposes of this Plan, the term "Activation Event" shall mean, with respect to a Participant, an involuntary termination of such Participant's employment with the Company, either actual termination or Constructive Termination (as hereinafter defined), within one (1) year after a Change in Control for any reason other than death or Termination for Just Cause (as hereinafter defined).

SECTION 5. SEVERANCE BENEFITS

Upon the occurrence of an Activation Event with respect to a Participant and subject to the Participant's execution of the Company's then standard form of release, the following

severance benefit shall be provided to the Participant, depending on their years of service with the Company, or a subsidiary, as follows:

FULL YEARS OF SERVICE	SEVERANCE BENEFIT/PERIOD
More than 20 years	Forty weeks of Compensation as defined below
16 to 20 years	Thirty-two weeks of Compensation as defined below
11 to 15 years below	Twenty-four weeks of Compensation as defined
6 to 10 years	Sixteen weeks of Compensation as defined below
1 to 5 years	Eight weeks of Compensation as defined below
less than 1 year	Two weeks of Compensation as defined below

For purpose of determining the Participant's severance benefits, "Compensation" is defined as the Participant's annual base salary (including the most recent annual bonus paid to the Participant prior to the Activation Event.

Severance payments will be paid over the Participant's Severance Period in equal bi-weekly or monthly installments as determined by the Company and shall be subject to all applicable tax withholding requirements. "Severance Period" means the period beginning on the Activation Event and continuing for the Severance Period as determined from the table above.

SECTION 6. MEDICAL BENEFITS

Upon the occurrence of an Activation Event with respect to a Participant, such Participant shall continue medical and dental coverage for the duration of the Severance Period in accordance with the requirements of COBRA at no cost to the Participant, and if applicable, thereafter for the remaining COBRA period at the Participant's sole expense.

SECTION 7. AMENDMENT/TERMINATION OF THE PLAN

Prior to a Change in Control, this Plan may be terminated or amended in any manner by the Board of Directors of the Company at their sole discretion. Upon the occurrence of a

Change in Control and for a period of one (1) year thereafter, this Plan may not be terminated or amended in any respect to reduce Plan benefits or Participant eligibility for Plan benefits without the written consent of each Participant affected by such proposed termination or amendment. Notwithstanding the foregoing, this Plan may be amended in any manner by the Board of Directors of the Company at their sole option regardless of the effect on participant benefits for purposes of legal or tax compliance, including Section 409A of the Code, including without limitation implementation of a six-month delay, from the date of termination, of payment of severance benefits to certain key employees.

SECTION 7A. ADMINISTRATION

7A.1 NAMED FIDUCIARIES

The term "Named Fiduciary" shall mean (but only to the extent of the responsibilities of each of them) the committee that administers the Plan (the "Committee") and the Board of Directors. This Section 7A.1 is intended to allocate to each Named Fiduciary the responsibility for the prudent execution of the functions assigned to him or it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Named Fiduciaries. Whenever one Named Fiduciary is required by the Plan to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

7A.2 COMMITTEE RESPONSIBILITIES

The Committee shall, subject to the responsibilities of the Board of Directors, have the following responsibilities:

(a) To maintain records necessary or appropriate for the administration of the Plan;

(b) To give and receive such instructions, notices, information, materials, reports and certifications as may be necessary or appropriate in the administration of the Plan;

(c) To prescribe forms and make rules and regulations consistent with the terms of the Plan;

(d) To require such proof or evidence of any matter from any person as may be necessary or appropriate in the administration of the Plan;

(e) To prepare and file, distribute or furnish all reports, plan descriptions, and other information concerning the Plan, including, without limitation, filings with the Secretary of Labor and communications as shall be required of the plan administrator under the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

(f) To determine any question arising in connection with the Plan, and the Committee's decision or action in respect thereof shall be final and conclusive and binding upon the Company, Participants and any other person having an interest under the Plan;

(g) Subject to the provisions of section 7A.4, to review and dispose of claims under the Plan filed pursuant to section 7A.3;

(h) If the Committee shall determine that by reason of illness, senility, insanity, or for any other reason, it is undesirable to make any payment to a Participant or any other person entitled thereto, to direct the application of any amount so payable to the use or benefit of such person in any manner that the Committee may deem advisable or to direct in its discretion the withholding of any payment under the Plan due to any person under legal disability until a representative competent to receive such payment in his behalf shall be appointed pursuant to law;

(i) To hear and decide appeals, pursuant to the claims procedure contained in section 7A.4 of the Plan;

(j) To the extent required by ERISA, to establish a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA, and to review such policy and method at least annually;

(j) To report and make recommendations to the Board regarding changes in the Plan, including changes in the operation and management of the Plan; and

(k) To perform any duty or take any action which is allocated to the Committee under the Plan.

The Committee shall have the power and authority necessary or appropriate to carry out its responsibilities.

7A.3 CLAIMS PROCEDURE

Any claim relating to benefits under the Plan shall be filed with the Committee on a form prescribed by him. If a claim is denied in whole or in part, the Committee shall give the claimant written notice of such denial, which notice shall specifically set forth:

(a) The reasons for the denial;

(b) The pertinent Plan provisions on which the denial was based;

(c) Any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is needed; and

(d) An explanation of the Plan's procedure for review of the denial of the claim.

In the event that the claim is not granted and notice of denial of a claim is not furnished by the 30th day after such claim was filed, the claim shall be deemed to have been denied on that day for the purpose of permitting the claimant to request review of the claim.

7A.4 CLAIMS REVIEW PROCEDURE

Any person whose claim filed pursuant to section 7A.3 has been denied in whole or in part by the Committee may request review of the claim by the Committee, upon a form prescribed by the Committee. The claimant shall file such form (including a statement of his position) with the Committee no later than 60 days after the mailing or delivery of the written notice of denial provided for in section 7A.3, or, if such notice is not provided, within 60 days after such claim is deemed denied pursuant to section 7A.3. The claimant shall be permitted to review pertinent documents. A decision shall be rendered by the Committee and communicated to the claimant not later than 30 days after receipt of the claimant's written request for review. However, if the Committee finds it necessary, due to special circumstances (for example, the need to hold a hearing), to extend this period and so notifies the claimant in writing, the decision shall be rendered as soon as practicable, but in no event later than 120 days after the claimant's request for review. The Committee's decision shall be in writing and shall specifically set forth:

(a) The reasons for the decision; and

(b) The pertinent Plan provisions on which the decision is based.

Any such decision of the Committee shall be binding upon the claimant and the Employer, and the Committee shall take appropriate action to carry out such decision.

7A.5 ALLOCATION OF FIDUCIARY RESPONSIBILITIES AND EMPLOYMENT OF ADVISORS

Any Named Fiduciary may:

(a) Allocate any of his or its responsibilities under the Plan to such other person or persons as he or it may designate, provided that such allocation and designation shall be in writing and filed with the Committee;

(b) Employ one or more persons to render advice to him or it with regard to any of his or its responsibilities under the Plan; and

(c) Consult with counsel, who may be counsel to the Company.

7A.6 OTHER ADMINISTRATIVE PROVISIONS

(a) Any person whose claim has been denied in whole or in part must exhaust the administrative review procedures provided in section 7A.4 prior to initiating any claim for judicial review.

(b) No bond or other security shall be required of a member of the Committee, or any officer or Employee of the Company to whom fiduciary responsibilities are allocated by a Named Fiduciary, except as may be required by ERISA.

(c) Subject to any limitation on the application of this section 7A.6(c) pursuant to ERISA, neither the Committee, nor a member of the Committee, nor any officer or Employee of the Company to whom fiduciary responsibilities are allocated by a Named Fiduciary, shall be liable for any act of omission or commission by himself or by another person, except for his own individual willful and intentional malfeasance.

(d) The Committee may, except with respect to actions under section 7A.4, shorten, extend or waive the time (but not beyond 60 days) required by the Plan for filing any notice or other form with the Committee, or taking any other action under the Plan.

(e) Any person, group of persons, committee, corporation or organization may serve in more than one fiduciary capacity with respect to the Plan.

(f) Any action taken or omitted by any fiduciary with respect to the Plan, including any decision, interpretation, claim denial or review on appeal, shall be conclusive and binding on all interested parties and shall be subject to judicial modification or reversal only to the extent it is determined by a court of competent jurisdiction that such action or omission was arbitrary and capricious and contrary to the terms of the Plan.

SECTION 8. TERMINATION FOR JUST CAUSE

For purposes of this Plan, the term "Termination of for Just Cause" shall mean termination for the commission of a wrongful action such as, but not limited to, theft of Company property or alcohol or drug abuse or other violation of law, or violation of the Company's written policies or procedures, as determined by the Company in its sole discretion.

SECTION 10. CONSTRUCTION

Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

SECTION 11. GOVERNING LAW

This Plan shall be governed by the law of the State of New York (regardless of the law that might otherwise govern under applicable principles of conflict of laws), to the extent not superseded by Federal Law.

SECTION 12. SUCCESSORS AND ASSIGNS

The Plan shall be binding upon the Company and upon any assignee or successor in interest to the Company.

SECTION 13. CONSTRUCTIVE TERMINATION

13.1 DEFINITION

For purposes of this Plan, the term "Constructive Termination" shall mean any of the following: (i) a reduction in rate of base salary or hourly wages of 10% or more, or (ii) a change in job situs of more than 35 miles from the current Employee's work location or an increase of more than 35 miles in the distance from the Employee's work location to the Employee's primary residence, in each instance the Employee providing notice of such adverse change within 30 days of such change, which is not cured within 30 days of the Company receiving written notice from the Employee of such adverse change.

13.2 DECLARATION PERIOD

After the occurrence of an event described in Section 13.1 hereof, a Participant shall have a period of one (1) month thereafter to declare such occurrence to be a Constructive Termination and thereby become entitled to the payment of such Participant's severance benefits, if not cured in accordance with the terms of Section 13.1.

SECTION 14. NOTICE OF TERMINATION

During the one (1) year period after the occurrence of a Change in Control, the employment of a Participant may not be terminated, except in the event of Termination for Just Cause, unless the Participant has received written notice of the termination, which shall specify (i) the effective date of the Participant's termination and (ii) the amount of the Participant's severance benefits, a commitment to honor this Plan, and to pay to the Participant's benefit as provided hereunder all amounts to which the Participant is entitled, upon the Participant's execution of the Employment Separation Agreement.

Approved by the Board of Directors of the Company on July 25, 2007.

ATTEST

Thomas M. Buonaiuto
Assistant Secretary of the Board

U.S.B. HOLDING CO., INC.

Thomas E. Hales
Chairman of the Board and
Chief Executive Officer